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Exhibit 3.37

FILED In the Office of the Secretary of State of the State of California Sep 28 2001 /s/ BILL JONES BILL JONES, Secretary of State

CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION

The undersigned certify that:

        1.    They are the president and the secretary, respectively, of FLORENCE THEATRE CORPORATION, a California corporation.

        2.    The language of Article VI of the Articles of Incorporation which now reads: "That the number of directors of this corporation shall not be less than three (3) nor more than five (5)," is hereby amended to read: "That the number of directors of this corporation shall be not less than four (4) nor more than seven (7)."

        3.    The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4.    The foregoing Amendment to Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 301. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated September 25, 2001	/s/ STEPHEN V. COFFEY Stephen V. Coffey, President
/s/ LISA FARRINGTON Lisa Farrington, Secretary

FILED In the Office of the Secretary of State of the State of California JUN 18 1999 /s/ BILL JONES BILL JONES, Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

The undersigned certify that:

1.
They are the president and the secretary, respectively, of FLORENCE THEATRE CORPORATION, a California corporation.

2.
Article III of the Articles of Incorporation which now reads: "The County, in the State of California, where the principal office, for the transaction of the business of this corporation, is to be located, is Los Angeles County." is amended to read: 'The county in the State of California where the principal office for the transaction of business of this corporation is to be located in the County of Orange."

3.
The language of Article VI of the Articles of Incorporation which now reads: "That the said corporation shall have three directors" is hereby amended to read: "That the number of directors of this corporation shall be not less than three (3) nor more than five (5)."

4.
The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

5.
The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 301. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 6/11/99	/s/ JAMES EDWARDS, III James Edwards, III, President
/s/ MARCELLA SHELDON Marcella Sheldon, Secretary

Department of State
Corporation Number
            157407

[STAMP] FILE NO. 77369 F I L E D in the office of the Secretary of State OF THE STATE OF CALIFORNIA FEB 16 - 1934 FRANK C. JORDAN SECRETARY OF STATE
By ILLEGIBLE
DEPUTY

ARTICLES OF INCORPORATION
of
FLORENCE THEATRE CORPORATION

        KNOW ALL MEN BY THESE PRESENTS:

          That we, the undersigned, residents of the State of California, have this day voluntarily associated ourselves together for the purpose of forming a corporation, for profit, under the laws of the said state, AND WE DO HEREBY CERTIFY:

ARTICLE I.

        That the name of the corporation is

FLORENCE THEATRE CORPORATION

ARTICLE II.

        That the purposes for which it is formed are:

          (a)  To take, purchase, lease, hire, or otherwise acquire; to hold, own, occupy, use and enjoy; to manage, improve, subdivide, develop and work; to mortgage, hypothecate, transfer in trust and otherwise encumber; to grant, sell, let, demise and otherwise dispose of; and generally to deal in real estate, buildings and improvements, and any and every right, interest or estate therein, without limit as to the cost, amount or value thereof and wheresoever the same may be situated; to erect, construct, alter, repair, renew and equip buildings and other structures, and to make, enter into or assume any and every kind of contract, agreement and obligation by or with any person, firm or corporation for the erection, construction, alteration, repair, renewal, equipment, improvement, development, use, enjoyment, leasing, management or control of any buildings, improvements or structures of any kind whatever, and wheresoever the same may be situated, and in particular to exercise said rights in relation to property, buildings, improvements, equipment and paraphernalia of theatre buildings and places of amusement and, in that connection, to and all things necessary to be done to properly maintain such buildings, equipment and accessory paraphernalia.

          (b)  To own, operate, maintain, manage, equip, improve, repair, alter and otherwise deal with, use and enjoy; to invent, design, develop, assemble, build, construct, fabricate, manufacture, buy, import, lease as lessee, and otherwise acquire; to mortgage, deed in trust, pledge and otherwise encumber; and to invest, trade, deal in and deal with bonds, mortgages, securities, negotiable and non-negotiable, and sell, export, lease as lessor, and otherwise dispose of goods, wares, merchandise and all other personal property of every sort, nature and description.

          (c)  To apply for, obtain, register, purchase, lease or otherwise to acquire, hold, own, develop and use; and to mortgage, pledge, hypothecate, sell, assign, lease, grant licenses in respect of, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, investigations, improvements and processes, copyrights, trade-marks and trade names relating to or useful in connection with any business of this corporation.

          (d)  To subscribe or cause to be subscribed for, and to purchase and otherwise acquire, own, hold, sell, assign, transfer, mortgage, pledge, hypothecate, transfer in trust, exchange, distribute and otherwise dispose of the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, good will, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, or of any joint stock company, partnership or trust estate, now or hereafter existing, and whether created by the laws of the State of California, or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation, joint stock company, partnership or trust estate, or in the name of this corporation, and while the owner of any of said shares of capital stock, or of such bonds, coupons, mortgages, deeds of trust, debentures, evidences of indebtedness, notes or other securities, to exercise all the rights, powers and privileges of ownership of every kind and description.

          (e)  To buy, contract for, lease and in any and all other ways acquire, take, hold and own, and to sell, mortgage, pledge, deed in trust, lease and otherwise dispose of patents, licenses and processes or rights thereunder and franchise rights, and governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business, or in the maintenance, operation, development or extension of its properties.

          (f)    To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision.

          (g)  To endorse, guarantee and secure the payment and satisfaction of the bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, and shares of the capital stock of this and of other corporations, and also of individuals and partnerships, and also to guarantee the payment or satisfaction of the dividends on shares of the capital stock of this and other corporations as far as the same shall not be expressly prohibited by the laws of the State of California.

          (h)  To lend and advance money or give credit to persons, firms or corporations and on such terms as may seem expedient, and in particular to customers and others having dealings with the company, and to give, guarantee, or become surety for any such persons, firms or corporations; to lend and/or advance money for consideration unto persons, firms or corporations and generally do a finance business, whether the same be an advance of money secured by personal property, real estate or any form of security, or without security, or upon the general endorsement of the borrower and sureties for such borrower or guarantors for such borrower, or upon the sole and unsecured obligation of the borrower alone; to discount debts, obligations, notes, debentures, bills of sale, bills of lading and any and all commercial paper for profit unto this corporation and for consideration from the borrower or discounting person, corporation or firm; to negotiate, arrange and/or procure loans, advances and/ or discounts for individuals; corporations, or companies from other persons, firms or corporations willing to make such loans, advances or discounts, and for this purpose to guarantee unto such lenders the repayment of the said loan, advance or forbearance by the borrower, and to exact compensation for such guarantee.

          (i)    To deal in, discount, sell, transfer, endorse, guarantee, acquire, invest, or reinvest, sales contracts of personal property, chattel mortgages, notes, lease contracts or any evidences of indebtedness; to borrow money for and on behalf of any person, firm or corporation, and to guarantee repayment thereof; to act as broker, agent or solicitor in the procurement, arrangement and/or consummation of loans, and giving of security therefor, and to buy and sell commercial papers, conditional sales contracts and chattel mortgages at such times as may seem expedient and proper; to issue bonds, debentures, or obligations of this corporation from time to time, for any of the objects or purposes of the said corporation, and to secure the same by mortgage, pledge, deed of trust or otherwise.

          (j)    To acquire all or any part of the good will, rights, assets and business of any person, firm, association or corporation heretofore or hereafter engaged in any business, is whole or in part, similar to the business of this corporation, and to hold, utilize and in any manner dispose of, the whole or any part of the rights and assets so acquired, and to conduct in any lawful manner the whole or any part of the business thus acquired.

          (k)  To pay to the directors, as remuneration or compensation for their services as such officers, such sums and in such proportions and in such manner as the directors may determine.

          (l)    To engage in joint ventures and to enter into contracts of partnership with other corporations, associations, or with individuals, for the carrying on of any business, or the performance of any act herein authorized or any business or act incidental thereto.

          (m)  To issue to the stockholders as a stock dividend, and in lieu of the payment to them of a cash dividend from the surplus profits of the company arising from its business, shares of its capital stock equal in their par value to any cash dividend that might otherwise be declared and paid from such profits.

          (n)  To conduct its business in all or any of its branches in the State of California and in any or all other states, territories, possessions, colonies and dependencies of the United States of America, and in the District of Columbia, and in any or all foreign countries, and to have one or more offices within and outside the State of California.

          (o)  To do any and all things necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes or attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of this corporation, or to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the corporation to do or to exercise under the laws of the State of California that may now or hereafter be applicable to this corporation.

          (p)  Without in any particular limiting any of the objects or purposes or powers of the corporation, the business or purposes of the company shall be from time to time to do any one or more or all of the acts and things herein set forth and all such other acts, things and business or businesses in any manner connected therewith, or necessary, incidental, convenient or auxiliary thereto, or calculated, directly or indirectly, to promote the interests of the corporation or enhance the value of or render profitable any of its property or rights as such corporation may lawfully do; and in carrying on its business, or for the purpose of attaining or furthering any of its objects, to do any and all acts and things and to exercise any and all other powers that a natural person or an association of individuals could do or exercise and which now or hereafter might be authorized by law, and either as or by or through principals, agents, attorneys, contractors, factors, lessors, lessees, or otherwise, and either alone or in conjunction with others, and in any part of the world; and in addition to have and to exercise all of the rights, powers and privileges now or hereafter belonging to or conferred upon corporations organized under the provisions of the law aforesaid, authorizing the formation of such corporations; and it is further expressly provided that the holders of all or any part of the shares of the capital stock of the corporation shall have the right from time to time, at their discretion, to create and form a voting trust.

        The several clauses contained in this statement of purposes shall be construed as both purposes and powers on the part of the stockholders of the corporation wherever herein so expressed or implied, as well as on the part of the corporation, and the statements contained in each clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers.

ARTICLE III.

        The County, in the State of California, where the principal office, for the transaction of the business of this corporation, is to be located, is Los Angeles County.

ARTICLE IV.

        That the corporation is authorized to issue only one class of shares of stock; that the total number of said shares shall be twenty-five thousand (25,000); that the aggregate par value of all of said shares shall be Twenty-five Thousand Dollars ($25,000.00); that the par value of each of said shares shall be One Dollar ($1.00).

ARTICLE V.

        That no distinction of any kind shall exist between shares of this corporation or between the holders thereof.

ARTICLE VI.

        That the corporation shall have three directors; that the names and addresses of the persons who are hereby appointed to act as the first directors of this corporation are:

Fred W. Siegel	—	Los Angeles, California
Myrl Fishburn	—	Los Angeles, California
John Marshall	—	Los Angeles, California

ARTICLE VII.

        (a)  That the Directors shall have no right to assess the stock of the corporation for any purpose whatsoever, and after the original subscription therefor is paid, the stock shall be non-assessable. The stockholders shall be liable for the indebtedness of the corporation to the amount of their stock subscribed and unpaid and no more.

        (b)  Authority is hereby granted to the holders of shares of stock of this corporation, entitled to vote, to change, from time to time, the authorized number of Directors of this corporation by duly adopted Amendment of the By-laws of this corporation.

        IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the First Directors of this corporation, have executed these Articles of Incorporation, this 14th day of February, 1934.

/s/ FRED W. SIEGEL
/s/ MYRL FISHBURN
/s/ JOHN MARSHALL

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

        On this 14th day of February, 1934, before me, L. J. STYSKAL, a Notary Public in and for the County of Los Angeles, State of California, personally appeared FRED W. SIEGEL, MYRL FISHBURN and JOHN MARSHALL, known to me to be the persons whose names are subscribed to the within Instrument and acknowledged to me that they executed the same.

        WITNESS my hand and seal the day and year first above written.

[SEAL]
/s/ L. J. STYSKAL Notary Public in and for the County of Los Angeles, State of California.

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  Exhibit 3.37
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
ARTICLES OF INCORPORATION of FLORENCE THEATRE CORPORATION
ARTICLE I.
ARTICLE II.
ARTICLE III.
ARTICLE IV.
ARTICLE V.
ARTICLE VI.
ARTICLE VII.